UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2011

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	0-23264	35-1542018
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA 40 MONUMENT CIRCLE SUITE 700 INDIANAPOLIS, INDIANA	46204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 266-0100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting of shareholders of Emmis Communications Corporation held on July 13, 2011, the following directors were elected, and the following additional proposal was voted upon and adopted:

Election of Directors by Common Shareholders:

	Shareholder Votes		Broker
Director	For	Withheld	Non-Votes
Richard A. Leventhal	56,793,010	6,959,376	14,291,853
Peter A. Lund*	9,667,811	6,857,735	14,291,853
Lawrence B. Sorrel	56,894,651	6,857,735	14,291,853

Election of Directors by Preferred Shareholders:

	Shareholder Votes		Broker
Director	For	Withheld	Non-Votes
David Gale	1,728,496	589,540	—
Joseph R. Siegelbaum	1,728,496	589,540	—

	Shareholder Votes			Broker
Proposal	For	Against	Abstain	Non-Votes
Proposal to ratify the selection of Ernst & Young LLP as Emmis Communications Corporation’s independent registered public accountants for the fiscal year ending February 29, 2012	77,887,129	151,305	5,805	—

* Mr. Lund was elected by the Class A common stock voting as a class.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: July 18, 2011	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President, General Counsel and Secretary

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